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                                                                      EXHIBIT 99

FORM OF SUTRO & CO., INC. SELLING AGREEMENT


                                SELLING AGREEMENT



February  ____, 2001


Sutro & Co., Incorporated
1601 Cloverfield Boulevard
Suite 300 South
Santa Monica, CA 90404


Ladies/Gentlemen:

     East West Bancorp, a Delaware corporation (the "Company"), hereby confirms its agreement with you as follows:

     1. TRANSACTION. The Company has agreed to register with the Securities and Exchange Commission (the "COMMISSION") an aggregate of ______ shares of its Common Stock ___, par value (the "SHARES") beneficially owned by the stockholders of the Company named in SCHEDULE A hereto (hereinafter collectively the "SELLING STOCKHOLDERS", and each a "SELLING STOCKHOLDER") for the purpose of permitting the Selling Stockholders to offer and sell the Shares pursuant to the requirements of the Securities Act of 1933, as amended (the "ACT"). In order to accomplish an orderly sale of the Shares, the Company has requested that Sutro & Co. Incorporated ("SUTRO") and, Sutro has agreed, subject to the terms and conditions of this Agreement, to assist the Selling Stockholders to sell the Shares on a best efforts basis and in the manner as set forth in the Registration Statement (as defined below). Sutro will be compensated for such sales by the respective Selling Stockholders in accordance with its normal selling commission policy for transactions of the kind described in the Registration Statement (as defined below). Such compensation will be the sole responsibility of the Selling Stockholders, and the Company shall have no liability to Sutro for the payment of such compensation.

     2.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

               The Company represents and warrants to and agrees with Sutro that:

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          (a)  A registration statement on Form S-3 (File No. 333-[_____]) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act, and the applicable rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Act and the registration statement has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, and such amended prospectuses subject to completion as may hereafter be required. Copies of such registration statement and amendments, of each related prospectus subject to completion (the "PRELIMINARY PROSPECTUSES"), have been delivered to you.

          The term "REGISTRATION STATEMENT" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective, including, all documents incorporated or deemed to be incorporated by reference therein and, in the event of any amendment thereto shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "PROSPECTUS" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective. Notwithstanding the foregoing, if any revised prospectus shall be provided to Sutro by the Company for use in connection with the offering of the Shares that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "PROSPECTUS" shall refer to such revised prospectus from and after the time it is first provided to Sutro for such use.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto until the Shares have been sold or deregistered from the Registration Statement, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph
(b) shall apply to information contained in or omitted from the Registration

Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to Sutro furnished to the Company by Sutro specifically for use in the preparation thereof.

          (c) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company owns all of the outstanding capital stock of its subsidiaries free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and its subsidiaries is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect; neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties may be bound; and neither the Company nor any of its subsidiaries is in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties of which it has knowledge.

          (d) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of; or constitute a default under,
(i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties may be bound, (ii) the charter or bylaws of the Company or any of its subsidiaries, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company or any of its subsidiaries of the transactions herein contemplated, except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects.

          (e) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company, any of its subsidiaries or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective officers or properties or otherwise which (i) might result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise or might materially and adversely affect their properties, assets or rights, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

          (f) All outstanding shares of capital stock of the Company (including the Shares) have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and the authorized. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, or under state or other securities or Blue Sky laws.

          (g) The audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data to the extent included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

          (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise,
(v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (vi) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise.

          (i)  Except as set forth in the Registration Statement and Prospectus,
(i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (ii) the agreements to which the Company or any of its subsidiaries is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company and its subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) each of the Company and its subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (j) The Company and its subsidiaries have timely filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company or any of its subsidiaries that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; and all tax liabilities are adequately provided for on the books of the Company and its subsidiaries.

     3.   FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with Sutro that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case Sutro is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; it will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to Sutro a reasonable time prior to the proposed filing thereof or to which Sutro shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations, and the provisions of this Agreement; and it will file on a timely basis any report required to be filed pursuant to the Exchange Act which report will be or deemed to be incorporated by reference into the Registration Statement.

          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          (c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as Sutro may designate and to continue such qualifications in effect for so long as may be required for purposes of the sale of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

          (d) The Company will furnish to you, as soon as available copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

     4.   EXPENSES.

          The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to Sutro copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as Sutro may designate (including filing fees and fees and disbursements of your counsel in connection with such NASD filings and Blue Sky qualifications); and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

     5. CONDITIONS OF SUTRO OBLIGATIONS. Sutro's obligations as provided herein shall be subject to:

          (a) The accuracy, as of the date hereof and any later date on which the Shares are to be sold, as the case may be, of the representations and warranties of the Company herein, and to the performance by the Company of its obligations hereunder; and

          (b) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company any Selling Stockholder, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

     6.   INDEMNIFICATION; CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless Sutro against any losses, claims, damages or liabilities, joint or several, to which Sutro may become subject, under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained,
(ii) any
untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse Sutro for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to Sutro furnished to the Company by Sutro, specifically for use in the preparation thereof and, PROVIDED FURTHER, that the indemnity agreement provided in this Section 6(a) with respect to any Preliminary Prospectus shall not inure to the benefit of Sutro from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 3(d) hereof.

          The indemnity agreement in this Section 6(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer, employee and affiliate of Sutro and each person, if any, who controls Sutro within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 6(a), hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; PROVIDED that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

          (c) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that Sutro is responsible for the portion represented by the percentage that the selling commission bears to the aggregate sales price, and the Company is responsible for the remaining portion, PROVIDED, HOWEVER, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 6(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls Sutro, or the Company within the meaning of the Act or the Exchange Act.

     7. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o Sutro & Co. Incorporated, telephone number [__________], telecopier number [__________], Attention:

Abe Lampart, Deputy General Counsel; and if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to East West Bancorp, telephone number [__________] and fax number [__________], Attention: [_______________, _________].

     8. PARTIES. This Agreement shall inure to the benefit of and be binding upon Sutro and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in Section 6 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity.

     9. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     10. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.

     If the foregoing correctly sets forth the understanding between the Company and Sutro & Co. Incorporated, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Sutro & Co.

                                Very truly yours,

                                EAST WEST BANCORP


                                By
                                  ------------------------------------------


Accepted as of the date first above written:

SUTRO & CO. INCORPORATED


By [                               ]
    -------------------------------


By
  ---------------------------------
         Authorized Signatory

                                   SCHEDULE A


                                                          Number of
                                                         Shares To Be
SELLING SHAREHOLDER                                          Sold
-------------------                                      -------------


